Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of February 23, 2007 (this “Agreement”), entered into among DAVITA INC., a Delaware corporation (the “Borrower”), the Guarantors under the Amended and Restated Credit Agreement referred to below, the banks and other financial institutions or entities with a Commitment under the Amended and Restated Credit Agreement referred to below, BANK OF AMERICA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, BEAR STEARNS CORPORATE LENDING INC., THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, THE ROYAL BANK OF SCOTLAND PLC AND WESTLB AG, NEW YORK BRANCH, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as syndication agent (in such capacity, the “Syndication Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto (the “Original Lenders”), Bank of America, N.A., Wachovia Bank, National Association, Bear Stearns Corporate Lending Inc., The Bank of New York, The Bank of Nova Scotia, The Royal Bank of Scotland plc and WestLB AG, New York Branch, as co-documentation agents, Credit Suisse, Cayman Islands Branch, as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, entered into the Credit Agreement, dated as of October 5, 2005 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), pursuant to which the Original Lenders made certain loans and other extensions of credit to the Borrower;

WHEREAS the Original Credit Agreement was subsequently amended by Amendment No. 1 (“Amendment No. 1”), dated February 8, 2007;

WHEREAS, the Obligations (as defined in the Original Credit Agreement and hereinafter referred to as the “Original Obligations”) of the Borrower and the other Loan Parties under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement and hereinafter referred to as the “Loan Documents”) are secured by certain collateral (hereinafter the “Original Collateral”) and are guaranteed or otherwise benefited by the Loan Documents;

WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement, as amended by Amendment No. 1, in its entirety to effect the amendments described herein and in the Amended and Restated Credit Agreement to create a new class of Tranche B-1 Term Loans (as defined below) having such terms and rights and obligations under the Loan Documents as set forth in the Amended and Restated Credit Agreement (as defined below);

WHEREAS, prior to the Restatement Effective Date (as defined below), pursuant to Section 2.10 of the Original Credit Agreement, the Borrower has delivered to the Administrative Agent an irrevocable notice of voluntary prepayment of the Tranche B Term Loans in full (the “Prepayment Notice”);

WHEREAS, each Person who executes and delivers this Agreement as a Tranche B-1 Term Lender will make a Tranche B-1 Term Loan under the Amended and Restated Credit Agreement on the effective date of this Agreement to the Borrower, and the proceeds of all Tranche B-1 Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Tranche B Term Loans;

WHEREAS, the parties hereto intend that (a) the Original Obligations that remain unpaid and outstanding as of the Restatement Effective Date shall continue to exist under the Amended and Restated Credit Agreement on the terms set forth therein, (b) the loans under the Original Credit Agreement (after giving effect to the prepayment of Loans contemplated by this Agreement) outstanding as of the date hereof shall be Loans under and as defined in the Amended and Restated Credit Agreement on the terms set forth therein, (c) any letters of credit outstanding under the Original Credit Agreement as of the date hereof shall be Letters of Credit under and as defined in the Amended and Restated Credit Agreement and (d) the Original Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Original Obligations as well as the other Obligations of the Borrower and the other Credit Parties under the Amended and Restated Credit Agreement (including, without limitation, Obligations in respect of the Tranche B-1 Term Loans) and the other Loan Documents; and

WHEREAS, the parties hereto desire to effect certain amendments to the Security Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Definitions.

(a) Certain Definitions. The following terms when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

“Agreement” is defined in the preamble.

“Amended and Restated Credit Agreement” is defined in Section 3 hereof.

“Borrower” is defined in the preamble.

“Lenders” means the Original Lenders and/or the Tranche B-1 Lenders as the context may require.

“Loan Documents” is defined in the recitals hereto.

“Original Credit Agreement” is defined in the recitals hereto.

“Original Collateral” is defined in the recitals hereto.

“Original Lenders” is defined in the recitals hereto.

“PATRIOT Act” is defined in Section 12 hereto.

“Restatement Effective Date” is defined in Section 4 hereof.

“Security Agreement” as defined in the Original Credit Agreement.

“Tranche B-1 Term Commitment” means, with respect to a Tranche B-1 Term Lender, the commitment of such Tranche B-1 Term Lender to make Tranche B-1 Term Loans on the Restatement Effective Date. The aggregate amount of the Tranche B-1 Term Commitments shall equal the aggregate principal amount of the Tranche B Term Loans outstanding as of the Restatement Effective Date.

“Tranche B-1 Term Lender” means a Person with a Tranche B-1 Term Commitment to make Tranche B-1 Term Loans to the Borrower on the Restatement Effective Date.

“Tranche B-1 Term Loan” means a Loan made pursuant to Section 2.1(b) under the Amended and Restated Credit Agreement on the Restatement Effective Date.

(b) Other Definitions. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Amended and Restated Credit Agreement shall have such meanings when used in this Agreement.

SECTION 2. Amendment and Restatement of Original Credit Agreement; Amendment of Security Agreement.

(a) On the Restatement Effective Date, the Original Credit Agreement shall be, and is hereby, amended and restated in its entirety as set forth in Annex I hereto (as set forth in such Annex I, the “Amended and Restated Credit Agreement”), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect by all parties hereto. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Restatement Effective Date shall not be affected by such amendment and restatement.

(b) On the Restatement Effective Date, the Security Agreement shall be amended by (i) adding the following provision at the end of Section 3.6: “Notwithstanding anything in this Agreement to the contrary, no Pledgor shall be required to enter into any Control Agreement with respect to any Deposit Account, Securities Account or Commodity Account” and (ii) deleting clauses (b) and (c)(i) of Section 3.4 in their entirety.

SECTION 3. Commitments; Prepayments.

(a) Subject to and upon the terms and conditions herein and of the Amended and Restated Credit Agreement, each Tranche B-1 Term Lender severally agrees to make Tranche B-1 Term Loans to the Borrower on the Restatement Effective Date in a principal amount not to exceed its Tranche B-1 Term Commitment on the Restatement Effective Date. Pursuant to the Prepayment Notice, the Borrower shall prepay on the Restatement Effective Date all Tranche B Term Loans with the gross proceeds of such Tranche B-1 Term Loans of such Tranche B-1 Term Lenders.

(b) Pursuant to the Prepayment Notice, the Borrower shall pay all accrued and unpaid interest on the Tranche B Term Loans to the Tranche B Term Lenders to, but not including, the Restatement Effective Date, such payment to be made on the Restatement Effective Date, and any breakage loss or expense under Section 2.20 of the Original Credit Agreement.

(c) The Restatement Effective Date shall be deemed the first day of a new Interest Period under the Amended and Restated Credit Agreement with respect to the Tranche B-1 Term Loans made on the Restatement Effective Date.

(d) For avoidance of doubt, holders of the Tranche B-1 Term Loans shall be entitled to the same guarantees and security interests pursuant to the Loan Documents from and after the Restatement Effective Date as to which the holders of Tranche B Term Loans had been entitled immediately prior to the Restatement Effective Date.

SECTION 4. Conditions Precedent to the Effectiveness of this Amendment.

This Agreement shall become effective as of the date first written above upon (the “Restatement Effective Date”), and the obligations of the Lenders under the Amended and Restated Credit Agreement shall be subject to, satisfaction of each of the conditions precedent set forth in this Section 4.

(a) Executed Counterparts. The Administrative Agent shall have received (x) this Agreement, duly executed by each of the following: (i) Borrower; (ii) each Guarantor; and (iii) the Required Lenders under the Original Credit Agreement and (y) addenda to this Agreement, duly executed by Tranche B-1 Term Loan Lenders having Tranche B-1 Term Loan Commitments equal in principal amount to the amount of Tranche B Term Loans outstanding on the Restatement Effective Date.

(b) Interest. The Borrower shall have paid, simultaneously with the making of Tranche B-1 Term Loans, to all Tranche B Term Lenders all accrued and unpaid interest on the Tranche B Term Loans, to, but not including, the Restatement Effective Date.

(c) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of each Loan Party dated the Restatement Effective Date, certifying (i)(A) that attached thereto is a true and complete copy of each Constitutive Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)) or (ii) or that there has been no change in the items specified in clause (i) since the last certificate of the type described in clause (i) delivered to the Administrative Agent;

(ii) a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii) such other documents as the Lenders, the Issuing Lender or the Administrative Agent may reasonably request (including foreign qualification certificates and bring-down good standing certificates).

(d) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the chief executive officer and the chief financial officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 4 and in Sections 5.2(b), (c) and (d) of the Amended and Restated Credit Agreement.

(e) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Lender, a favorable written opinion of (i) Bingham McCutchen LLP, special counsel for the Loan Parties and (ii) Joseph Schohl, General Counsel of the Borrower, in each case (A) dated the Restatement Effective Date, (B) addressed to the Agents, the Issuing Lender and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(f) Fees. The Agents and Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the invoiced legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents, and the invoiced fees and expenses of any local counsel, special regulatory counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by the Borrower on or prior to the Restatement Effective Date hereunder or under any Loan Document.

(g) No Default or Event of Default. After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing, either on the date hereof under the Original Credit Agreement or on the Restatement Effective Date under the Amended and Restated Credit Agreement.

(h) Borrowing Request. The Borrower shall have provided the Administrative Agent with a Notice of Borrowing two Business Days prior to the Restatement Effective Date with respect to the borrowing of Tranche B-1 Term Loans on the Restatement Effective Date.

(i) Promissory Notes. Each Tranche B-1 Term Lender shall have received, if requested at least two (2) Business Days prior to the Restatement Effective Date, a promissory note payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit N-3 to the Amended and Restated Credit Agreement evidencing its Tranche B-1 Term Loan.

(j) USA PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, including, without limitation, the information described in Section 11.17 of the Amended and Restated Credit Agreement.

(k) Amended and Restated Credit Agreement. All other conditions precedent set forth in Sections 5.1(b) and 5.2 of the Amended and Restated Credit Agreement shall have been satisfied in full.

SECTION 5. Representations and Warranties.

On and as of the Restatement Effective Date, after giving effect to this Agreement, each of the Loan Parties hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Agreement has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes the legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms and the Amended and Restated Credit Agreement constitutes the legal, valid and binding obligation of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms, in each case, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally;

(b) each of the representations and warranties made by any Loan Party set forth in Section 4 of the Amended and Restated Credit Agreement or in any other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Restatement Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(c) no Default or Event of Default has occurred and is continuing; and

(d) after giving effect to this Agreement, neither the modification of the Original Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement:

(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as defined in the Original Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred; or

(ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 6. No Other Amendments; References to the Credit Agreement.

Other than as specifically provided herein or in the Amended and Restated Credit Agreement, this Agreement shall not operate as a waiver or amendment of any right, power or privilege of the Lenders under (and as defined in) the Original Credit Agreement or any other Loan Document (as such term is defined in the Original Credit Agreement) or of any other term or condition of the Original Credit Agreement or any other Loan Document (as such term is defined in the Original Credit Agreement) nor shall the entering into of this Agreement preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Amended and Restated Credit Agreement. All references to the Original Credit Agreement in any document, instrument, agreement, or writing that is a Loan Document shall from and after the Restatement Effective Date be deemed to refer to the Amended and Restated Credit Agreement, and, as used in the Amended and Restated Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Restatement Effective Date, the Amended and Restated Credit Agreement.

SECTION 7. Headings.

The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 8. Execution in Counterparts.

This Agreement may be executed by the parties hereto in several counterparts (including by facsimile), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 9. Expenses.

The Borrower agrees to pay promptly (and in any event on the Restatement Effective Date) after presentation of an invoice therefor all reasonable out-of-pocket expenses of the Agents in connection with the preparation, negotiation, execution and delivery of this Agreement, the Amended and Restated Credit Agreement, each other Loan Document and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

SECTION 10. Cross-References.

References in this Agreement to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Agreement.

SECTION 11. Cooperation; Other Documents.

At all times following the execution of this Agreement, the parties hereto shall execute and deliver to the Lenders and the Agents, or shall cause to be executed and delivered to the Lenders and the Agents, and shall do or cause to be done all such other acts and things as the Lenders and the Agents may reasonably deem to be necessary or desirable to assure the Lenders and the Agents of the benefit of this Agreement (including the Amended and Restated Credit Agreement), the other Loan Documents and each other document relating to this Agreement.

SECTION 12. USA PATRIOT Act.

Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

SECTION 13. Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 14. Guarantor Acknowledgments.

(a) Each Guarantor hereby (i) expressly acknowledges the terms of the Amended and Restated Credit Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned and (iii) acknowledges renews and extends its continued liability under all such Loan Documents and agrees that such Loan Documents remain in full force and effect.

(b) Each Guarantor hereby reaffirms, as of the Restatement Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Credit Agreement and its grant of Liens on the Collateral under the Security Documents.

(c) Each Guarantor further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(d) Each Guarantor hereby acknowledges and agrees that the acceptance by the Administrative Agents, each Lender and each other Agent of this document shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

DAVITA INC.

By:
Name:	H.W. Guy Seay
Title:	Vice President

Signature Page to Amendment Agreement

GUARANTORS

By:
Name:	H.W. Guy Seay
Title:	Vice President of (i) Physicians Management, LLC, (ii) each of the Guarantors set forth on Appendix A hereto that is a corporation, (iii) the sole or managing member of each of the Guarantors set forth on Appendix A hereto that is a limited liability company and (iv) a general partner of each of the Guarantors set forth on Appendix A hereto that is a limited partnership or a general partnership.

Signature Page to Amendment Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Collateral Agent

By:
Name:
Title:

Signature Page to Amendment Agreement

[LENDER],[1]
as a Lender

By:
Name:
Title:

[1]	To be executed by each consenting Revolving Lender, Tranche A Term Lender and Tranche B Term Lender under the Original Credit Agreement.

Signature Page to Amendment Agreement

APPENDIX A

GUARANTORS

Astro, Hobby, West Mt. Renal Care Limited Partnership

Bay Area Dialysis Partnership

Beverly Hills Dialysis Partnership

Carroll County Dialysis Facility, Inc.

Continental Dialysis Centers, inc.

Continental Dialysis Center of Springfield-Fairfax, Inc.

DaVita-West, LLC

DaVita Nephrology Associates of Utah, L.L.C.

Dialysis Centers of Abilene, L.P.

Dialysis Specialists of Dallas, Inc.

Downriver Centers, Inc

East End Dialysis Center, Inc.

Eastmont Dialysis Partnership

Elberton Dialysis Facility, Inc.

Flamingo Park Kidney Center, Inc.

Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership

Kidney Care Rx, Inc.

Kidney Care Services, LLC

Lincoln Park Dialysis Services, Inc.

Mason- Dixon Dialysis Facilities, Inc.

Mid-City New Orleans Dialysis Center, LLC

Nephrology Medical Associates of Georgia, LLC

North Atlanta Dialysis Center, LLC

Ontario Dialysis Center, LLC

Open Access Sonography, Inc.

Orange Dialysis, LLC

Pacific Coast Dialysis Center

PDI Holdings, Inc.

PDI Supply, Inc.

Peninsula Dialysis Center, Inc.

Physicians Dialysis Acquisitions, Inc.

Physicians Dialysis Ventures, Inc.

Physicians Dialysis, Inc.

Renal Life Link, Inc.

Renal Treatment Centers - California, Inc.

Renal Treatment Centers -Hawaii, Inc.

Renal Treatment Centers - Illinois, Inc.

Renal Treatment Centers, Inc.

Renal Treatment Centers - Mid-Atlantic, Inc.

Renal Treatment Centers - Northeast, Inc.

Renal Treatment Centers - Southeast, L.P.

Renal Treatment Centers - West, Inc.

Riverside County Home PD Program, LLC

RMS DM, LLC

RTC Holdings, Inc.

RTC - Texas Acquisition, Inc.

RTC TN, Inc.

Sierra Rose Dialysis Center, LLC

South Shore Dialysis Center, L.P.

Southeast Florida Dialysis, LLC

Southwest Atlanta Dialysis Centers, LLC

Spokane Dialysis, LLC

Total Acute Kidney Care, Inc.

Total Renal Care/Eaton Canyon Dialysis Center Partnership

Total Renal Care, Inc.

Total Renal Care of Colorado, Inc.

TRC of New York, Inc.

Total Renal Care of Utah, L.L.C.

Total Renal Care/Peralta Renal Center Partnership

Total Renal Care/Piedmont Dialysis Partnership

Total Renal Care Texas Limited Partnership

Total Renal Laboratories, Inc.

Total Renal Research, Inc.

TRC - Indiana, LLC

TRC West, Inc.

Tri-City Dialysis Center, Inc.

DVA Renal Healthcare, Inc.

Dialysis Holdings, Inc.

DVA Healthcare Laboratory Services, Inc.

DVA Nephrology Partners, Inc.

DVA Healthcare of Pennsylvania, Inc.

DVA Healthcare of Maryland, Inc.

DVA Healthcare of Massachusetts, Inc.

DVA of New York, Inc.

DVA Supply Corp.

Neptune Artificial Kidney Center, LLC

Freehold Artificial Kidney Center, LLC

DVA Nephrology Services, Inc.

DVA Healthcare Nephrology Partners, Inc.

DVA Healthcare Renal Care, Inc.

DVA Healthcare Procurement Services, Inc.

ANNEX I

to Amendment Agreement

AMENDED AND RESTATED CREDIT AGREEMENT